UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Financial Officer. On July 9, 2015, Conn’s, Inc. (the "Company") announced the appointment of Thomas R. Moran to serve as the Company’s Executive Vice President and Chief Financial Officer, effective as of July 27, 2015 (the "Commencement Date"). Mr. Moran will succeed the Company’s interim Chief Financial Officer, Mark Haley, who will continue to serve as the Company’s Vice President, Chief Accounting Officer after the Commencement Date. The Company’s press release announcing Mr. Moran’s appointment is attached hereto as Exhibit 99.1.

Prior to joining the Company, Mr. Moran served as the Executive Vice President and Chief Financial Officer for West Marine, Inc., a leading retailer offering boating supplies, gear, apparel and other waterlife-related products. Mr. Moran oversaw all of West Marine's financial activities and also its information technology function. Mr. Moran joined West Marine as Senior Vice President and Chief Financial Officer in January 2007 and was promoted to Executive Vice President in May 2013. Prior to joining West Marine, Mr. Moran served as the Chief Financial Officer of the Wearguard-Crest Division of ARAMARK Corporation, ARAMARK's work apparel and uniform division, from June 2004 until January 2007. Mr. Moran holds a BA in Physics from the College of the Holy Cross and an MBA from Duke University.

Pursuant to a compensation package recommended by the Company’s Compensation Committee and approved by the Company’s Board of Directors, Mr. Moran will receive an annual base salary of $450,000 and will be eligible to participate in the Company’s annual cash incentive program ("ACIP"), with a target bonus opportunity under the ACIP equal to 60% of his annual base salary and a maximum bonus under the ACIP equal to 120% of his annual base salary. The bonus will be pro-rated for Mr. Moran’s service in fiscal 2016. Mr. Moran will also be eligible to participate in the Company's long term incentive plan starting in fiscal 2017, with a target incentive equal to 100% of his annual base salary.

Mr. Moran will also receive a one-time grant of $600,000 worth of restricted stock units (RSUs) on the Commencement Date. These RSUs will ratably vest on each anniversary of the Commencement Date over four years. Mr. Moran will also be eligible for other benefits including participation in the Company’s other employee benefit plans available to other employees of the Company (including healthcare), relocation assistance (including up to three months of temporary housing until he permanently relocates), and three weeks of paid vacation during his first year of employment.

Additionally, the Company will enter into a severance agreement with Mr. Moran substantially similar to what the Company has entered into with certain of other executive officers and as described under the section entitled "Termination of Employment and Change of Control Arrangements-Executive Severance Agreements" in the Company’s 2015 Proxy Statement filed with the Securities and Exchange Commission on April 13, 2015. The form of Mr. Moran’s severance agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The Company will also enter into the standard form of Indemnification Agreement with Mr. Moran, the form of which was filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 23, 2003 and is incorporated herein by reference.

There are no transactions in which Mr. Moran has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

Grant of Restricted Stock Units to Mr. Haley. In recognition of Mr. Haley’s service as interim Chief Financial Officer from December 2014 through the Commencement Date, on July 7, 2015, the Compensation Committee awarded Mr. Haley $100,000 worth of restricted stock units. These restricted stock units will ratably vest on the anniversary of the award over four years. This award is in addition to any grant Mr. Haley may receive as the Company’s Chief Accounting Officer under the organization’s annual equity program.

Item 7.01 Regulation FD Disclosure.

On July 9, 2015, Conn’s, Inc. issued a press release announcing (i) sales results for the month ended June 30, 2015, (ii) 60-plus day delinquency rate data as of June 30, 2015, and (iii) the appointment of Thomas R. Moran to serve as the Company' Executive Vice President and Chief Financial Officer, effective as of July 27, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

None of the information contained in Item 7.01 or Exhibit 99.1 of this Form 8-K shall be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and none of it shall be incorporated by reference in any filing under the Securities Act of 1933, as amended. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.        Description

10.1	Form of Executive Severance Agreement between the Company and Thomas R. Moran

99.1	Press Release of Conn's, Inc. dated July 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	July 9, 2015	By:	/s/ Mark A. Haley
		Name:	Mark A. Haley
		Title:	Vice President and Interim Chief Financial Officer